Exhibit (o)(3)


                                                                  March 1, 2001

                                  SCHEDULE A-1
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                         Eaton Vance Mutual Funds Trust
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Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed Emerging Growth Fund 1.2